AMENDMENT NO. 1 TO

THE PMI GROUP, INC.

OFFICER DEFERRED COMPENSATION PLAN

THE PMI GROUP, INC., having adopted The PMI Group, Inc. Officer Deferred Compensation Plan (the “Plan”) effective as of July 1, 1997, hereby amends the Plan, effective as of December 31, 2004, as follows:

1. Section 9.1 is hereby amended by striking the last sentence of the paragraph in its entirety.

2. Section 9.4 is hereby added to the Plan to read as follows:

“9.4 Effective December 31, 2004, the Plan will be frozen. After that date, no new Participants will be admitted into the Plan, Compensation Deferrals will be discontinued, and no new Company Contributions will be made. Each Participant’s Account will continue to be maintained until it is scheduled to be paid to him or her in accordance with the provisions of the Plan, unless the Plan is terminated at an earlier time pursuant to this Section 9.

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this Amendment No. 1 on the date indicated below.

THE PMI GROUP, INC. By /s/ Victor J. Bacigalupi

Dated: December 22, 2004	Title: Senior Executive Vice President, General Counsel and Secretary